Exhibit 99.1

Amended Joint Filer Agreement and Power of Attorney

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $0.001 per share, of Far East Energy Corporation, a Nevada corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Each of the undersigned hereby irrevocably constitute and appoint Tim Whyte (the “Attorney-in-Fact”) as agent and attorney-in-fact, with full power of substitution, with respect to the power and authority on behalf of each of the undersigned to execute and file or cause to be executed or filed any documents required to be filed by Section 13 of the 1934 Act or to execute any documents in required in connection with such required documents as a result of or in connection with each of the undersigned’s purchase of the securities to which the Statement on Schedule 13D relates.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 23rd day of October 2006.

SOFAER CAPITAL GLOBAL HEDGE FUND

By:	/s/ Tim Whyte
Name:	Tim Whyte
Title:	Investment Manager

SOFAER CAPITAL ASIAN HEDGE FUND

By:	/s/ Tim Whyte
Name:	Tim Whyte
Title:	Investment Manager

SOFAER CAPITAL INC.

By:	/s/ Tim Whyte
Name:	Tim Whyte
Title:	Investment Manager

RESTRUCTURING INVESTORS LIMITED

By:	/s/ Leonard O’Brien
Name:	Leonard O’Brien
Title:	Director

PERSISTENCY

By:	/s/ Andrew J. Morris
Name:	Andrew J. Morris
Title:	Director

PASSLAKE LIMITED

By:	/s/ Constanka G. Popadiminion
Name:	Constanka G. Popadiminion
Title:	Director

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